CADENCE CONFIDENTIAL                                               Exhibit 10.15



CADENCE DESIGN SYSTEMS.
Professional Services Framework Agreement
Agreement No.:____________________
Effective Date:  September 30, 1998

This Professional Services Framework Agreement (the "Agreement") is made and entered into on the Effective Date between Cadence Design Systems Limited whose registered office is at Bagshot Road, Bracknell, Berkshire, RG12 OPH, United Kingdom ("Cadence") of the one part and Philips Electronics North America Corporation ("Philips Electronics") having its registered place of business at 1251 Avenue of the Americas, New York, USA, for the purpose of acting through the business group, Flat Panel Display which is part of the worldwide Philips component divisions, and also acting for and on behalf of Philips Flat Panel Display Co. (Philips FPD) B.V. ("Philips FPD"), Prof. Holstlaan 4, Building WLC-V1, 5656 AA Eindhoven, The Netherlands and Who?Vision Systems, Inc. ("Who?Vision") having a principal place of business at 180 North Pointe Drive, Lake Forest, CA 92630, USA of the other part (hereinafter jointly referred to as the "Customer").

WHEREAS.

(A) Cadence has the right to use software products, design tools, and expertise in the electronic design automation field, and is in the business of, among other things, providing design consulting services utilising such products and expertise to its customers.

(B) The Customer now wishes from time to time to engage Cadence to perform certain design consulting services as may be agreed by Cadence in accordance with the terms and conditions of this Agreement.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS,



(the remainder of this page is intentionally left blank)

1.       Definitions

In this Agreement unless the context otherwise requires the following words and expressions shall have the following meanings:

"Circuit Blocks" shall be as defined in the Statement of Work.

"Confidential Information" means any information written or otherwise including but not limited to the Licensed Technology disclosed in any medium by one party to the other under this Agreement and marked or otherwise designated as "Confidential" or is clearly by its nature confidential.

All references in this Agreement to the "Customer" shall be construed and interpreted as follows:

         a. Where the term is used in the context of an obligation, duty or liability which is due or owing to Cadence, then Philips Electronics, Philips FPD and Who?Vision Systems shall be jointly and severally liable for the performance, discharge and satisfaction of the obligation, duty or liability in question; whereas

         b. Where the term is used in the context of an obligation, duty or liability which is due or owing to the Customer, then Philips Electronics, Philips FPD and Who?Vision Systems shall be treated for all purposes as though they were one indivisible party to this Agreement."

"Deliverables" means the specific materials, devices, products or other deliverables described as such in the Statement of Work;

"Effective Date" shall be deemed to be the date Cadence commenced the Services which the parties acknowledge and agree is - March 1, 1998;

"IP Rights" means semiconductor topography rights, rights in mask works including those conferred by the US semi conductor Chip Protection Act 1984 or any modification or reenactment thereof, patents, copyrights, trademarks (including service marks), trade secrets, design rights whether registered or unregistered and including any application for registration of any of the foregoing and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world;

"Innovation" means any invention development or innovation conceived or developed by Cadence solely or jointly with Customer during the performance of the Services and whether or not forming part of a Deliverable including but not limited to formulas, algorithms, mechanical and electronic hardware, electronic components, computers and their parts, computer languages, programs and their documentation, methods, methodologies, design flows, mask works, cell libraries, circuit blocks, encoding techniques, articles, writings, compositions, works of authorship and improvements;

"Licensed Technology" means the information, materials and technology owned or controlled by Customer which Cadence reasonably requires to perform the Services and which shall be agreed between the parties such agreement not to be unreasonably withheld or delayed;

"Payment Schedule" means the payment schedule set out in each Statement of Work in respect of the provision of the Services;

"Project Schedule" means the timetable relating to the performance of the Services set out in each Statement of Work;

"Services" means the services described in the Statement of Work;

"Residual Information" means expertise in the intangible form of generic knowledge and know-how that is or may be retained in the minds of persons who have had authorised access to Confidential Information of the other party, including ideas, concepts or techniques contained therein.

"Statement of Work" means the description of the Services to be agreed hereunder from time to time substantially in the form set out in Schedule 1 of this Agreement.

"Subsidiary or Subsidiaries" means a company or companies in which another company, its "holding company", a) holds a majority of the voting rights in it; or b) is a member of it and has the right to appoint or remove a majority of its board of directors; or c) is a member of it and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it, or if it is a subsidiary of a company which is itself a subsidiary of that other company.

2.       Services

2.1 Cadence shall perform the Services described and the training (if any) set out in the Statement of Work in accordance with the terms and conditions of this Agreement.

2.2 Cadence shall provide such resources and utilise such employees and/or design consultants as it deems necessary to perform the Services. The manner and means used by Cadence to perform the Services are in the sole discretion and control of Cadence. All work shall be performed at Cadence's facilities unless otherwise agreed in a Statement of Work.

2.3 Cadence shall perform the Services in accordance with the Project Schedule set out in the Statement of Work, and Customer and Cadence agree to cooperate in good faith to achieve completion of the Services in a timely and professional manner. The Customer understands and agrees that Cadence's provision of the Services will depend upon completion of certain Customer tasks set out and in accordance with the Statement of Work and Project Schedule and that consequently on the accuracy of information and data to be provided by Customer and any third parties to the extent it is Customers obligation, the Statement of Work and the Project Schedule may require adjustments or changes in the event that such Customer tasks or the time scales for their performance change, are modified, or are not completed as anticipated. Cadence shall bear no liability or otherwise be responsible for delays in the provision of the Services or any part thereof caused by the Customer's failure to complete a Customer task or adhere to the Project Schedule.

2.4 In performing the Services, Cadence shall design, develop and/or make for the Customer the Deliverables. In the event that Customer provides Cadence with specifications for such Deliverables, and these specifications are referenced in a Statement of Work, Cadence shall (subject to Clause 2.3) ensure that the Deliverables meet such specifications. The only deviations from the specifications that will be allowed will be those deviations that do not negatively affect purpose, form, and/or function of the Deliverables.

2.5 Customer acknowledges and agrees that the performance of Services or the timely delivery of Services by any third party foundry selected by either or both parties shall be dependent upon and subject to Customer's responsibilities and the project dependencies and assumptions set out in the Statement of Work.

3.       Management of Prototype, Ramp Up and Production

In the event Customer wishes Cadence to perform or manage prototype, ramp up and production of ICs ("IC") as more fully set out in the Statement of Work, Cadence agrees to work with Customer and a third party foundry (to be agreed upon between the parties) to implement the design prototype and production of ICs by managing the prototype fabrication process, ramp up and full production of ICs. Customer shall directly contract with the foundry selected by Customer and Cadence. Cadence and Customer acknowledge and agree that Customer is not representing, and Cadence is not responsible for directly contracting with the foundry for finished semiconductor products.

4.       Services Fees and Expenses

4.1 In consideration of Cadence performing the Services the Customer undertakes to pay Cadence the fees and royalties (if any) set out in accordance with and in the manner described in the Payment Schedule. Customer shall also reimburse Cadence for actual, reasonable travel and out-of-pocket expenses incurred for any Services that are performed away from Cadence facilities to the extent agreed by the parties in the relevant Statement of Work.

4.2 In order to provide additional incentive to Cadence in performance of the Services, the Statement of Work may provide for certain milestone events, achievement of which by Cadence shall trigger the obligation by the Customer to pay the applicable milestone payment as listed in the Payment Schedule. Accordingly upon achievement of the application milestone as agreed between the parties, Cadence shall provide to the Customer a statement showing achievement of the milestone and an invoice for the amount of the milestone and an invoice for the amount of the applicable milestone payment in accordance with Clause 4.3 below.

4.3 The amounts payable to Cadence pursuant to this Agreement are exclusive of any Value Added Tax, sales or use, deductions, withholding or other taxes or governmental charges. The Customer shall be responsible for payment of all such taxes or charges except for any taxes based solely upon Cadence's net income.

5.       Invoicing and Payment

Cadence shall invoice the Customer for the fees and royalties (if any) upon the date on which such sums become payable for Services owing and expenses. All invoices shall be due and payable when invoiced, and shall be deemed overdue if they remain unpaid sixty (60) days after they become payable. Overdue amounts shall accrue interest at the rate of one (1) per cent per month, or at the highest legal interest rate, if less. If the Customer's procedures require that an invoice be submitted against a purchase order before payment can be made, the Customer shall be responsible for issuing such purchase order thirty (30) days before the payment due date.

6.       Intellectual Property Rights

6.1 In providing the Services, Cadence will exercise and utilise certain of its pre-existing IP Rights and certain of Customer IP Rights, which shall be identified in the Statement of Work. All pre-existings IP Rights that are owned or controlled by a party at the commencement of this Agreement shall remain under the ownership or control of such party throughout the term of this Agreement and thereafter. Except as otherwise expressly provided, neither this Agreement, nor the provision of the Services hereunder, shall give either Cadence or the Customer any rights of ownership in or to the pre-existing IP Rights of the other party, or, with respect to the IC fabrication, ramp up or full production, the IP Rights of third parties. Customer also warrants that it has all necessary consents, permissions, licences and authority to allow Cadence to use any IP Rights or Licensed Technology, which have to be provided by or on behalf of the Customer, to the extent related to those items set out in the Statement of Work.

6.2 The Customer shall own and be assigned ownership rights to any and all Innovations, and the IP Rights subsisting therein, that derive solely and directly from the Licensed Technology, and/or the Customer IP Rights therein. Cadence shall retain all ownership rights to all Innovations, and all IP Rights subsisting therein that derive solely and directly from Cadence's proprietary information, materials and/or IP Rights.

6.3 To perfect ownership of IP Rights, each party hereby agrees to assign to the other all rights it may have in those Innovations to be owned by the other as provided in Clause 6.2 above, and to assist and cooperate with the other party in all reasonable respects, and execute all documents and, subject to reasonable availability, and take all further acts reasonably necessary to acquire, transfer, maintain, and enforce such IP Rights.

6.4 Innovations which are based upon (i) both Cadence Technology and/or Cadence IP Rights and Licensed Technology and/or Customer IP Rights, or (ii) neither Cadence Technology, Licensed Technology, Cadence IP Rights nor Customer IP Rights shall be jointly owned by Cadence and Customer (collectively, "Joint Innovations"). All Joint Innovations shall be owned in equal undivided interests by Cadence and Customer. Cadence and Customer shall: (i) execute any and all documents necessary to effect such equal and undivided interests to Joint Innovations, and (ii) have the right to freely use, exploit, protect, maintain, license, transfer and enforce its rights to Joint Innovations with no royalty payment or accounting to the other party, provided each party shall bear its portion of Joint Costs (defined below). Each party hereby forever waives and releases any right each has or will have in the future to require any accounting, sharing or payment of profits from the other in connection with the Joint Innovations. Cadence and Customer will: (a) reasonably cooperate with the other party with respect to providing information and preparing and filing any documents necessary, including patent applications to secure their rights with respect to Joint Innovations; (b) jointly share expenses incurred in securing rights such as those associated with obtaining and maintaining patents, copyrights, mask works or similar rights with respect to Joint Innovations ("Joint Costs"). If one party elects not to seek or secure such rights on Joint Innovations in any particular country or not to share equally in the expense thereof, the other party will have the right to seek and maintain such protection at its own expense and shall have full control over the prosecution and maintenance thereof, even though title and any IP Rights arising from Joint Innovations will be joint. Any party filing or receiving documents related to the prosecution or issuance of any IP Rights arising from Joint Innovations will provide copies of such documents to the other party promptly after filing or receipt; and (c) maintain the confidentiality of Joint Innovations which are trade secrets and which have not become the subject of a published patent in the same manner as a party protects its own trade secrets and confidential information with a degree of care that is at least reasonable.

6.5 Cadence agrees that notwithstanding any provision contained in this Clause 6 it will not for a period of [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx] use the Circuit Blocks and Innovations of such Circuit Blocks developed specifically for this design [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx] The list of Circuit Blocks will be as identified by the parties in writing in an IP Log throughout the course of the Project.

For the avoidance of doubt, in the event that Cadence is invited to engage in assisting another customer to design a fingerprint sensor IC, Cadence agree that it will follow a process similar to that followed with Customer where, notwithstanding the fact that specification development is performed jointly with the customer, the specification will be driven by and solely owned by the customer. The final customer device specification will then be used to determine which circuit blocks are required.

7.       License Grant

7.1 Customer agrees to provide to Cadence with the Licensed Technology and hereby grants to Cadence a royalty-free, non-exclusive, world-wide licence to use and practise the Licensed Technology, and all IP Rights subsisting therein, solely for the term of this Agreement and for the exclusive purpose of Cadence performing the Services of the Customer. Customer represents that to the extent Customer provides to Cadence hereunder any IP Rights covering such Licensed Technology that it has obtained all necessary permissions, licences, consents and has the authority to provide such technology to Cadence. At the prior written request of Cadence, and following the agreement of both parties, the Customer shall obtain for Cadence the right to use, for the purpose of performing the Services, such third party information, materials and technology, and the IP Rights therein, as Cadence reasonably requires in order to perform the Services.

7.2 Subject to payment in full of the amounts to which Cadence is entitled hereunder and compliance with the terms of this Agreement Cadence hereby grants to Customer a worldwide, non-exclusive, perpetual, fully paid licence to use any Cadence IP Rights and Cadence owned Innovation incorporated in the Deliverables to the extent necessary to permit the Customer to make, have made, use, sell and modify the Deliverables for the purposes set forth in the Statement of Work and utilising the process technology described in the Statement of Work.

7.3 Cadence is not providing or licensing to the Customer any existing Cadence electronic design automation software programs or products under this Agreement. The Customer may acquire licences for such Cadence products only under the terms of a separate software licence agreement.

       [Confidential Treatment requested for redacted portion of document]

8.       Limited Warranties and Exception.

8.1 Cadence warrants that the Services provided hereunder, which specifically exclude those services to be provided by any third party foundry or other contractor engaged by the Customer, will be performed in a professional manner and the Deliverables will be provided in accordance with the specifications pursuant to the provisions of Clause 2.4 and that Cadence personnel will be appropriately skilled or qualified for the tasks assigned to them.

8.2 WITH DUE REGARD TO THE WARRANTY PROVIDED IN CLAUSE 8.1 ABOVE, IT IS UNDERSTOOD THAT THE WARRANTY ABOVE IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF SATISFACTORY QUALITY, AND FITNESS FOR ANY PARTICULAR PURPOSE (OTHER THAN FOR THE PURPOSE SPECIFICALLY REFERRED TO IN SPECIFICATION REFERENCED IN THE STATEMENT OF
WORK) WHICH WARRANTIES ARE EXPRESSLY DISCLAIMED TO THE FULLEST EXTENT PERMISSIBLE BY LAW.

8.3 In order to receive warranty remedies, deficiencies (being a deviation from the specifications referenced in the Statement of Work that does not negatively affect the purpose, form and/or function of the Deliverable) in the Services, which exclude the services to be provided by any third party foundry or other contractor engaged by the Customer, must be reported to Cadence in writing as soon as reasonably practicable and, in any event, within 120 days of completion of the Services. The Customer shall not make any additions, deletions or modifications to the Deliverables except as specifically set forth in this Agreement or as authorised in writing by Cadence. The Customer's sole remedy shall be, at Cadence's option, to have such deficiencies remedied as set forth in the Statement of Work or to receive a refund of the pro rata amount of the fees allocable to such Services. For the avoidance of doubt, both parties acknowledge and agree that modification of the Deliverables by Customer in accordance with Clause 8.2 above shall cause immediate termination of any applicable warranty as set out above.

9.       Indemnification.

9.1 Cadence hereby agrees to indemnify, defend and hold Customer, its affiliates, and their respective officers, directors, employees, and agents ("Customer Indemnitees") harmless from and against any and all liabilities, losses, damages, costs and expenses ("Losses"), and any reasonable attorney's fees and expenses relating to its defence, resulting from any suit or action brought against the Customer Indemnitees due to (a) any injuries suffered by Cadence employees except for injuries caused by gross negligence or intentional harm of Customer or its employees or agents, of (b) infringement of any third party patent, copyright, trade secret or other intellectual property right due to the (i) use or practice by the Customer Indemnitees of any

Cadence owned Innovations or IP Rights incorporated in the Deliverables, the IP Rights of Cadence claiming or covering the Cadence owned Innovations, third party materials, information or technology or any IP Rights subsisting therein supplied by Cadence, or any other information disclosed by Cadence to Customer hereunder; and (ii) the misuse of any Licensed Technology, Customer IP Rights other than as permitted for the purpose of performing the Services; provided that the Customer Indemnitees shall follow the indemnification procedure in Clause 9.3.

9.2 Customer hereby agrees to indemnify and hold Cadence, its affiliates, and their respective officers, directors, employees, and agents ("Cadence Indemnitees") harmless from and against any and all Losses, and reasonable attorney's fees and expenses relating to its defence, resulting from any suit or action brought against any of the Cadence Indemnitees due to (a) any injuries suffered by Customer employees, except for injuries caused by gross negligence or intentional harm of Cadence of its employees or agents, or (b) infringement of any third party patent, copyright, trade secret or other intellectual property right due to the (i) use or practice by the Cadence Indemnitees of the Licensed Technology, any third party IP Rights incorporated in the Deliverables, the IP Rights of Customer claiming or covering the Licensed Technology, third party materials, information or technology or any IP Rights subsisting therein supplied by Customer, or any other information disclosed to Cadence by Customer hereunder; and (ii) the use or practice by the Customer Indemnitees of the Deliverables as modified by the Customer; and (iii) the misuse of any Cadence Technology, Cadence IP Rights or Cadence Innovations incorporated in the Deliverables other than as permitted in accordance with Clause 7.2 above; and
(c) Cadence's use or practice of the Licensed Technology and Customer's IP Rights or reliance on Customer's directions or instructions in providing the Services related to the implementation of or arrangement for the prototype, ramp up or full production of the IC; provided that the Cadence Indemnitees shall follow the indemnification procedure in Clause 9.3.

9.3 If any claim or action is commenced against a party entitled to indemnification under this Section for Losses resulting from such claim or action (a "Claim"), such party shall give written notice to the other party within ten (10) days of notice of such Claim. If such party receiving notice is obligated under this Clause 9 to defend the party against such Claim, then the indemnifying party shall take control of the defense and investigation of the Claim, using such attorneys and other assistance as it selects in its discretion. The indemnified party shall cooperate in all reasonable respects in such investigation and defense, including trial and any appeals, provided that such party may also participate, at its own expense, in such defense. No settlement of a Claim that involves a remedy other than payment of money by indemnifying party shall be agreed to and entered without the consent of the indemnified party, which consent shall not be unreasonably withheld.

10.      Limitations on Liability

10.1 Nothing in this Agreement shall have the effect of excluding or limiting either party's liability for death or personal injury caused by negligence nor will it apply to any breach of any obligations which may be implied by section 12 of the Sale of Goods Act 1979 or by section 2 of the Supply of Goods and Services Act 1992.

10.2 The parties' maximum aggregate liability for damage to the other party's tangible property shall not exceed US $100,000.

10.3 Subject to the remaining sub-sections of this Clause 10, the parties' aggregate liability under this Agreement for all causes of action arising in respect of any particular Service or Deliverable, including the Indemnities given in Clause 9.1 and 9.2, shall not exceed the total amount actually paid by Customer under this Agreement provided that nothing in this Clause 10 shall have the effect of excluding or limiting the liability for death, personal injury or intentional breach of confidentiality.

10.4 IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, CONTRACTS, GOODWILL OR INTERRUPTION OF BUSINESS HOWSOEVER CAUSED, WHETHER FOR BREACH OF WARRANTY, CONTRACT, TORT NEGLIGENCE, OR OTHERWISE, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR ANY REMEDY SET FORTH IN THIS AGREEMENT.

11.      Confidentiality and Non-Use

11.1 By virtue of this Agreement, each party hereto may disclose to the other party information that is confidential and otherwise proprietary. Such Confidential Information shall be governed by the terms of this Clause 11 and shall supersede any previous agreements regarding the exchange of Confidential Information.

11.2 Each party agrees, for the term of this Agreement and for five (5) years after its expiration or termination, (i) to hold the other party's Confidential Information in strict confidence, (ii) not to disclose such Confidential Information to third parties not authorised by the disclosing party to receive such Confidential Information, (iii) to disclose such Confidential Information only to its employees with a need to know such Confidential Information and who are placed under express obligations of confidentiality and (iv) not to use such Confidential Information for any purpose except as expressly permitted hereunder. Each party agrees to take reasonable steps to protect the other party's Confidential Information to ensure that such Confidential Information is not disclosed, distributed or used in violation of the provisions of this Agreement. The foregoing prohibition on disclosure of Confidential Information shall not apply to the extent that the Confidential Information is (a) required to be disclosed by the receiving party as a matter of law or by order of a court, provided that the receiving party uses reasonable efforts to provide the disclosing party with prior notice of such obligation to disclose and reasonably assist in obtaining a protective order therefor (b) is or becomes a part of the public domain through no act or omission of the other party or was otherwise available to the public other than by breach of this Agreement; or (c) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; or (d) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (e) is independently developed by the other party without access to the Confidential Information; or (f) is reasonably required by Customer to complete financing transactions and to satisfy SEC disclosure requirements; or (g) is reasonably required to be disclosed to Customer's customers and OEM's provided that in such case it shall obtain the prior written approval of Cadence which approval shall not be unreasonably withheld.

11.3 Subject to the provisions of Clauses 6 and 7 above, within fifteen (15) days of the receiving party's receipt of the disclosing party's written request for the return of Confidential Information, or the completion of the Services hereunder, all of the disclosing party's Confidential Information and all copies thereof in the receiving party's possession or control shall be returned to the disclosing party or destroyed by the receiving party at the disclosing party's instruction. The receiving party shall then certify the same in writing and that no copies have been retained by the receiving party, its employees or agents.

11.4 All of the parties acknowledge and agree that each party and its respective employees may utilise for any purpose any Residual Information resulting from performing the Services.

11.5 Each party acknowledges that unauthorised disclosure or use of the Confidential Information may cause irreparable harm to the original disclosing party for which recovery of monetary damages would be inadequate, and that the original disclosing party shall therefore be entitled to obtain timely injunctive relief to protect its right under this Agreement in addition to any and all remedies available at law.

11.6 Nothing in this Clause 11 shall limit the party's right to independently develop information, materials, technology, or other products or services for itself or for others which may compete with the other party so long as no unauthorised disclosures have been made by the party during the term of the confidentiality obligation. Further, nothing in this Clause 11 shall prevent the party from having developed, or may be in the process of developing information similar to the Confidential Information.

12.      Right to Perform Consulting Services For Others

Subject to Cadence's compliance with the confidentiality provisions of this Agreement, nothing in this Agreement shall restrict or limit (a) Cadence from performing design consulting or other services to any other entity in any industry, including the semiconductor and electronics industries, and (b) Cadence's and its employees' ability to provide design consulting services similar in nature to the Services for any third parties both during and after the term of this Agreement.

13.      Term and Termination

13.1 This Agreement commences on the Effective Date and, unless terminated earlier pursuant to the terms of this Agreement, shall continue in force until the Services have been completed.

13.2 This Agreement may be terminated by Cadence forthwith (a) if the Customer defaults in the timely payment of any monies due to Cadence and fails to cure such breach within thirty (30) days from the date of receipt by the Customer of any notice of such breach (b) in the event of the insolvency, bankruptcy, reorganisation assignment for the benefit of or composition with creditors of the Customer or if the Customer has a receiver, manager, administrative receiver or similar officer appointed to the whole or part of its assets or a resolution is passed for its winding up (other than for the purpose of a bona fide amalgamation or reconstruction) or an order is made for its winding up, dissolution or liquidation (c) if the Customer is unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 or (d) if the Customer ceases or threatens to cease or carry on its business.

13.3 This Agreement may be terminated by either party upon thirty (30) days prior written notice if the other party materially breaches or fails to perform any material term hereof and, in the case of a breach which is capable of remedy, fails to cure such breach within such thirty (30) day period.

13.4 Each party's obligations under Clauses 6, 7, 8.2, 9, 10, 11, 12, 13, 14, 15 and 16 of the Agreement shall survive termination or expiration of the Agreement. Within thirty (30) days of termination of this Agreement for any reason, Cadence shall submit to the Customer an itemised invoice for any fees or expenses accrued and unpaid under this Agreement prior to the date of such termination. If Cadence terminates the Agreement by reason of the default of the Customer to pay any amounts owing hereunder, the rights of the Customer to use the Deliverables including any express or implied licenses which may have been granted herein shall immediately terminate.

14.      Independent Contractors

Cadence shall perform the Services as an independent contractor, and nothing contained in this Agreement shall be construed to create or imply a joint venture, partnership, principal-agent or employment relationship between the parties. Neither party shall take any action or permit any action to be taken on its behalf which purports to be done in the name of or on behalf of the other party and shall have no power or authority to bind the other party to assume or create any obligation or responsibility express or implied on the other party's behalf or in its name, nor shall such party represent to any one that it has such power of authority.

15.      Governing Law

This Agreement will be governed by and construed in accordance with the laws of England. This Agreement is prepared and executed and shall be interpreted in the English language only, and no translation of the Agreement into another language shall have any effect.

16.      Dispute Resolution

16.1 The parties shall attempt in good faith to resolve any dispute arising in connection with this agreement informally according to the following procedure. Upon written request of a party identifying a dispute to be resolved (the "Notice of Dispute"), each party will designate an executive officer with the responsibility and authority to resolve the dispute. The designated officers shall meet preliminary within fifteen (15) days after the request is received from the requesting party. At this first meeting, the designated officers shall identify the scope of the dispute and the information needed to discuss and attempt to resolve the dispute. These officers shall then gather relevant information regarding the dispute and shall meet to discuss the issues and negotiate in good faith to resolve the dispute. Such second meeting shall occur within fifteen (15) days of the first meeting.

16.2 If the parties have not settled the dispute by the method set out in Clause
16.1 above within 42 days from the Notice of Dispute, the dispute shall be referred to and finally resolved by arbitration under the Rules of the International Chamber of Commerce which rules are deemed to be incorporated by reference in to this Clause 16. Arbitration shall be conducted in Amsterdam in the English language.

16.3 This Clause 16 shall not apply to any failure by the Customer to make the payments due under the Agreement.

16.4 For the avoidance of doubt, nothing in this Clause 16 shall prevent either party seeking interim injunctive relief from a court of appropriate jurisdiction.

17.      General

17.1 Notices. Notices to be given or submitted by either party to the other pursuant to this Agreement shall be in writing and directed in the case of the Customer to the addresses of each of Philips Electronics, Philips FPD and Who? Vision set out above, and in the case of Cadence, to: Bagshot Road, Bracknell, Berkshire, RG12 OPH Att: Legal Department. All notices which are required to be given hereunder may be delivered personally or by air mail prepaid letter or facsimile and shall be deemed to have been served if by hand when delivered, if by air mail post seventy two hours after posting and if by facsimile transmission when dispatched provided that the transmission report shows the correct number.

17.2 Severability. If any term or provision of this Agreement is determined to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, all other terms and provisions shall be deemed valid and enforceable to the maximum extent possible.

17.3 Force Majeure. Neither party shall be liable for any loss or damage, arising from delay due to causes beyond its reasonable control.

17.4 Assignment. Neither party shall assign, delegate, or subcontract any portion of its rights, duties, or obligations under this Agreement without the other party's prior written consent which shall not be unreasonable withheld or delayed. As used in this Agreement, an assignment shall include but not be limited to: (1) any dissolution, merger, consolidation, or other reorganisation of or affecting the Customer, whether or nor the Customer is the surviving corporate entity; and (2) the sale or transfer, by one or more transactions, of shares possessing more than fifty per cent (50%) of the total combined voting power of all classes of the Customer's share capital issued, outstanding and entitled to vote for the election of its directors.

17.5 Export Administration. If any Deliverables are for use outside the U.S.A., the parties mutually agree to comply fully with all relevant regulations of the U.S. Department of Commerce and with the U.S. Export Administration Act to ensure that such are not exported in violation of United States Law and to comply fully with any other regulations or laws relating to such export or import into another country. The Customer shall be responsible for any duties, customs charges or other taxes or fees relating to such export.

17.6 Complete Agreement. Both parties acknowledge that they have read, understood and agree to be bound by this Agreement and that this Agreement including Statements of Work agreed from time to time under the terms of this Agreement is the complete and exclusive statement of the agreement between the parties regarding the subject matter hereof, which supersedes all proposals, oral or written, and all other communications between the parties relating to such subject matter. Each party acknowledges that is has no action for any representation by the other party or made on the other party's behalf but nothing in this Agreement shall limit any rights of the Customer in respect of any fraudulent misrepresentation.

17.7 Modification. Both parties agree that any terms and conditions of any purchase order or other instrument issued by either party in connection with the Agreement that are in addition to or inconsistent with the terms and conditions of this Agreement shall be of no force or effect. This Agreement may be modified only by a written instrument duly executed by an authorised representative of Cadence and Customer.

17.8 Waiver. The failure of a party to enforce any provision of this Agreement shall not constitute a waiver of such provision or the right of such party to enforce such provision or any other provision.

17.9 Conflict. If there is any conflict between the terms of the body of this Agreement and the Statement of Work or the terms of any subsequent attachment hereto, the terms of the body of this Agreement shall prevail.

17.10 The provisions of this Agreement shall not be binding on Who? Vision until such time as it enters into a Technology Transfer Agreement, in writing until with Philips FPD.

In Witness Whereof, the parties hereto have executed this Agreement on the Effective Date.

For and on behalf of Philips Electronics by:

      Signature: /s/ Matthew T. Medeiros
                ---------------------------------------
      Name: Matthew T. Medeiros
           --------------------------------------------
      Title: Chairman & CEO Flat Displays
            -------------------------------------------
      Date: 9/20/98
           --------------------------------------------

For an on behalf of Who? Vision by:

      Signature: /s/ Alex Dickinson
                ---------------------------------------
      Name: Alex Dickinson
           --------------------------------------------
      Title: CEO
            -------------------------------------------
      Date: 9/30/98
           --------------------------------------------

For and on behalf of Cadence by:

      Signature:
                ---------------------------------------
      Name:
           --------------------------------------------
      Title:
            -------------------------------------------
      Date:
           --------------------------------------------